EXHIBIT 99.1
T-Mobile Reports Accelerated Customer Growth, All-Time Record-Low Churn, and Best Ever Q1 Financial Results
Customer Net Additions of 1.7M and Record-Low Postpaid Phone Churn of 0.88%; Record Service Revenue of $8.3B, Record Q1 Net Income of $908M and Record Adjusted EBITDA of $3.3B

Accelerated Customer Growth

•	1.7 million total net additions in Q1 2019, up 15% YoY

•	1.0 million branded postpaid net additions in Q1 2019, expect to be best in the industry

•	656,000 branded postpaid phone net additions in Q1 2019, expect to be best in the industry

•	69,000 branded prepaid net additions in Q1 2019

•	Record-low branded postpaid phone churn of 0.88% in Q1 2019, down 19 bps YoY

Record Q1 Financial Performance (all percentages year-over-year)

•	Record Service revenues of $8.3 billion, up 6% in Q1 2019 with Branded postpaid service revenues up 8%

•	Record Q1 Total revenues of $11.1 billion, up 6% in Q1 2019

•	Record Q1 Net income of $908 million, up 35% in Q1 2019

•	Record Q1 Diluted earnings per share (“EPS”) of $1.06, up 36% in Q1 2019

•	Record Adjusted EBITDA(1) of $3.3 billion, up 11% in Q1 2019

•	Strong Net cash provided by operating activities of $1.4 billion, up 81% in Q1 2019 due to higher Net income and lower net cash outflows from changes in working capital

•	Free Cash Flow(1) of $618 million, down 7% in Q1 2019 due to accelerated capital expenditures and the impact of merger-related costs

Industry Leading Network Performance

•	99% of Americans now covered with a 4G LTE network that is second to none

•	Fastest combined average of download and upload speeds for 21 quarters in a row

•	Aggressive deployment of 600 MHz using 5G ready equipment, now reaching nearly 3,500 cities and towns

•	On track to have the first nationwide 5G network available next year

Continued Strong Outlook for 2019

•	Branded postpaid net additions of 3.1 to 3.7 million, up from prior guidance of 2.6 to 3.6 million

•	Net income is not available on a forward-looking basis(2)

•	Adjusted EBITDA target of $12.7 to $13.2 billion, which includes leasing revenues of $0.6 to $0.7 billion(1)

•
Cash purchases of property and equipment, excluding capitalized interest of approximately $400 million, of $5.4 to $5.7 billion and cash purchases of property and equipment, including capitalized interest, of $5.8 to $6.1 billion

•
Three-year compound annual growth rate (“CAGR”) from FY 2016 to FY 2019 for Net cash provided by operating activities, excluding payments for merger-related costs, is expected to be at 32% to 35%, up from prior guidance of 17% to 21% driven primarily by improvements in the contractual terms of factoring agreements which led to an accounting geography change but do not impact overall cash flow

•	Three-year CAGR from FY 2016 to FY 2019 for Free Cash Flow, excluding payments for merger-related costs, is unchanged at 46% to 48%(1)
________________________________________________________________

(1)
Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables.

(2)
We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Adjusted EBITDA should not be used to predict Net income as the difference between the two measures is variable.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

BELLEVUE, Wash. - April 25, 2019 - T-Mobile US, Inc. (NASDAQ: TMUS) reported another record quarter in Q1 2019, with customer growth that accelerated year-over-year, all-time record-low postpaid phone churn, and record first quarter financials. The Un-carrier is off to a fast start to the year, delivering record-high Service revenues, record Q1 Net income and record Adjusted EBITDA - all while expecting to lead the industry in postpaid phone growth for the 21st consecutive quarter. This is further proof that doing right by customers is also good for business.

T-Mobile continues to give more value to customers without asking more from them, and customers responded once again this quarter. Q1 marks the 24th quarter in a row where T-Mobile delivered greater than 1 million total customer net additions, and another quarter with customer growth that accelerated year-over-year. The company also posted postpaid phone churn of 0.88% - an all-time record low for T-Mobile.

Investments that began years ago in new geographies, new customer segments and customer care continue to fuel T-Mobile’s momentum. The company continued to see strong response from new customer segments and rate plans, including T-Mobile for Business. Customer care continues to contribute to the strong results with T-Mobile’s Team of Experts continuing to drive record high levels of customer satisfaction while delivering operational efficiencies. T-Mobile isn’t stopping there and continues to make investments in future growth.

“Our results speak for themselves and our business continues to fire on all cylinders! Record Service revenues, record Q1 Net income and record Adjusted EBITDA - all while we continue to share the story and lay out the facts that our game changing merger with Sprint will be a win for consumers,” said John Legere, CEO of T-Mobile. “We’re off to a fast start in 2019 with customer growth that accelerated year-over-year, record low churn and we expect to lead the industry in postpaid phone growth. We’re executing on our business plan and our guidance shows that we expect our momentum to continue.”

Accelerated Customer Growth
T-Mobile continues to deliver strong customer growth, and Q1 2019 was no different. We expect to once again lead the industry in branded postpaid phone customer net additions and capture approximately 88% of industry growth.

	Quarter
(in thousands, except churn)	Q1 2019	Q4 2018	Q1 2018
Total net customer additions	1,650	2,402	1,433
Branded postpaid net customer additions	1,019	1,358	1,005
Branded postpaid phone net customer additions	656	1,020	617
Branded postpaid other customer additions	363	338	388
Branded prepaid net customer additions	69	135	199
Total customers, end of period	81,301	79,651	74,040
Branded postpaid phone churn	0.88%	0.99%	1.07%
Branded prepaid churn	3.85%	3.99%	3.94%

•
Total net customer additions were 1.7 million in Q1 2019, bringing our total customer count to 81.3 million, and marking the 24th straight quarter in which T-Mobile generated more than 1 million total net customer additions.

•	Branded postpaid net customer additions were 1.0 million in Q1 2019.

•
Branded postpaid phone net customer additions were 656,000 in Q1 2019, up 39,000 from Q1 2018, and Q1 2019 is expected to be the 21st consecutive quarter in which T-Mobile leads the industry in this category. Branded postpaid phone net customer additions increased year-over-year primarily due to record-low churn.

•	Branded postpaid other net customer additions were 363,000 in Q1 2019 primarily due to continued strength in gross customer additions driven by wearables.

•
Branded postpaid phone churn was a record low of 0.88% in Q1 2019, down 19 basis points year-over-year. This improvement was primarily due to increased customer satisfaction and loyalty from ongoing improvements to network quality, industry-leading customer service and the overall value of our offerings.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

•	Branded prepaid net customer additions were 69,000 in Q1 2019, down year-over-year primarily due to continued promotional activities in the marketplace, partially offset by lower churn.

•	Branded prepaid churn was 3.85% in Q1 2019, down 9 basis points year-over-year.

Strong Financial Performance
T-Mobile’s record financial performance in Q1 2019 proves that taking care of customers is also good for stockholders. The Company continues to successfully translate customer growth into expected industry-leading service and total revenue growth. In Q1, the Un-carrier delivered record service revenues of $8.3 billion, record Q1 Net income of $908 million and record Adjusted EBITDA of $3.3 billion.

(in millions, except EPS)	Quarter			Q1 2019 vs. Q4 2018	Q1 2019 vs. Q1 2018
	Q1 2019	Q4 2018	Q1 2018
Total service revenues	$8,277	$8,189	$7,806	1.1%	6.0%
Total revenues	11,080	11,445	10,455	(3.2)%	6.0%
Net income	908	640	671	41.9%	35.3%
EPS	1.06	0.75	0.78	41.3%	35.9%
Adjusted EBITDA(1)	3,284	2,970	2,956	10.6%	11.1%
Cash purchases of property and equipment, including capitalized interest	1,931	1,184	1,366	63.1%	41.4%
Net cash provided by operating activities	1,392	954	770	45.9%	80.8%
Free Cash Flow(1)	618	1,220	668	(49.3)%	(7.5)%

(1)
Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables.

The following discussion is for the three months ended March 31, 2019, compared to the same period in 2018 unless otherwise stated.

•
Total service revenues increased 6% to a record-high of $8.3 billion in Q1 2019. These results represent our best quarterly performance ever and we expect to lead the industry for the 20th consecutive quarter in year-over-year service revenue percentage growth. Branded postpaid revenues increased 8% year-over-year.

•	Total revenues increased 6% to $11.1 billion in Q1 2019 driven by growth in both Service revenues and Equipment revenues.

•
Branded postpaid phone Average Revenue per User (ARPU) decreased to $46.07 in Q1 2019, down 1.3%. The decrease was primarily due to a reduction in regulatory program revenues from the continued adoption of tax inclusive plans, a reduction in certain non-recurring charges, the growing success of new customer segments and rate plans, including T-Mobile for Business, and the impact of the ongoing growth in our Netflix offering, partially offset by higher premium services revenue and a net reduction in promotional activities. For 2019 as a whole, we still expect ARPU to be generally stable within a range from plus 1% to minus 1%.

•
Branded prepaid ARPU decreased to $37.65 in Q1 2019, down 3.2%, primarily due to dilution from promotional rate plans and growth in our Amazon Prime offering, partially offset by certain non-recurring charges.

•
Net income increased 35% to $908 million and EPS increased 36% to $1.06 in Q1 2019 primarily due to higher Operating income and lower Interest expense. The negative impact from merger-related costs on Net income and EPS was $93 million and $0.11, respectively.

•
Adjusted EBITDA increased 11% to a record $3.3 billion in Q1 2019, primarily due to higher Service revenues and effective cost control. Excluded from Adjusted EBITDA were $113 million of merger-related costs.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

•
Cash purchases of property and equipment increased 41% to $1.9 billion in Q1 2019 including capitalized interest of $118 million. The increase was primarily due to the deployment of low band 600 MHz spectrum, which is also laying the groundwork for the introduction of our 5G network in the second half of 2019.

•	Net cash provided by operating activities increased 81% to $1.4 billion in Q1 2019. The increase primarily resulted from higher Net income and lower net cash outflows from changes in working capital.

•
Free Cash Flow decreased 7% to $618 million in Q1 2019. Higher Cash purchases of property and equipment and lower Proceeds related to our deferred purchase price from securitization transactions were partially offset by higher Net cash provided by operating activities. Excluding the impact of payments for merger-related costs on Free Cash Flow of $34 million in Q1 2019, Free Cash Flow was $652 million.

Industry Leading Network Performance
We continue to increase and expand the coverage and capacity of our network to better serve our customers. 99% of Americans are covered by our 4G LTE network, enabling a network experience that is second to none. T-Mobile has delivered the fastest combined average of download and upload speeds for 21 quarters in a row. Our rapid deployment of LTE in 600 MHz provides customers with even better coverage and sets the stage for the first nationwide standards-based 5G network in 2020. Highlights from Q1 2019 included:

•
5G update. T-Mobile is building the foundation for its standards-based 5G network across the U.S. in 2019, utilizing both 600 MHz spectrum and millimeter wave spectrum. We expect to have the first nationwide 5G network in 2020. We plan to launch our 5G network on 600 MHz as soon as we have compatible smartphones in the second half of this year.

•
Clearing and deploying 600 MHz spectrum. At the end of Q1 2019, T-Mobile owned a nationwide average of 31 MHz of 600 MHz low band spectrum. As of March 31, 2019, we had cleared 140 million POPs and we expect to clear spectrum covering approximately 280 million POPs by year-end 2019. T-Mobile continues its aggressive deployment of LTE on 600 MHz spectrum, using 5G ready equipment, with nearly one million square miles already lit up covering nearly 3,500 cities and towns in 44 states and Puerto Rico. Combining 600 MHz spectrum and 700 MHz spectrum, we have deployed low band spectrum to 304 million POPs. We now have 40 devices compatible with 600 MHz spectrum, including the latest iPhone generation.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

Continued Strong 2019 Outlook
We expect postpaid net customer additions between 3.1 and 3.7 million in 2019, up from prior guidance of 2.6 to 3.6 million.
Net income is not available on a forward-looking basis.
Adjusted EBITDA is expected to be between $12.7 and $13.2 billion in 2019, unchanged from prior guidance. Our Adjusted EBITDA target includes leasing revenues of $0.6 to $0.7 billion, also unchanged from prior guidance.
Cash purchases of property and equipment, excluding capitalized interest of approximately $400 million, are expected to be between $5.4 and $5.7 billion and cash purchases of property and equipment, including capitalized interest, are expected to be between $5.8 and $6.1 billion in 2019, both unchanged from prior guidance. Cash purchases of property and equipment in 2019 include expenditures for 5G and 600 MHz deployment.
Net cash provided by operating activities three-year CAGR from full-year 2016 to full-year 2019, excluding payments for merger-related costs, is expected to be between 32% and 35%, up from the prior range of 17% to 21%, driven primarily by improvements in the contractual terms of factoring agreements which led to an accounting geography change with the “Proceeds related to beneficial interests in securitization transactions” line in the cash flow statement but do not impact overall Free Cash Flow.
Three-year CAGR guidance (2016 - 2019) for Free Cash Flow, excluding payments for merger-related costs, is unchanged at 46% to 48%.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

Financial Results
For more details on T-Mobile’s Q1 2019 financial results, including the Investor Factbook with detailed financial tables and reconciliations of certain historical non-GAAP measures disclosed in this release to the most comparable measures under GAAP, please visit T-Mobile US, Inc.’s Investor Relations website at http://investor.t-mobile.com.

T-Mobile Social Media
Investors and others should note that the Company announces material financial and operational information to its investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company also intends to use the @TMobileIR Twitter account (https://twitter.com/TMobileIR) and the @JohnLegere Twitter (https://twitter.com/JohnLegere), Facebook and Periscope accounts, which Mr. Legere also uses as a means for personal communications and observations, as means of disclosing information about the Company and its services and for complying with its disclosure obligations under Regulation FD. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that the Company intends to use as a means of disclosing the information described above may be updated from time to time as listed on the Company’s investor relations website.

About T-Mobile US, Inc.
As America’s Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is redefining the way consumers and businesses buy wireless services through leading product and service innovation. Our advanced nationwide 4G LTE network delivers outstanding wireless experiences to 81.3 million customers who are unwilling to compromise on quality and value. Based in Bellevue, Washington, T-Mobile US provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information, please visit http://www.t-mobile.com or join the conversation on Twitter using $TMUS.

Q1 2019 Earnings Call, Livestream and Webcast Access Information
Access via Phone (audio only):

Date:	Thursday, April 25, 2019
Time:	4:30 p.m. (EDT)
US/Canada:	800-667-5617
International:	+1 334-323-0505
Participant Passcode:	9958066

Please plan on accessing the earnings call ten minutes prior to the scheduled start time.

Access via Social Media:
The @TMobileIR Twitter account will live-tweet the earnings call.

Submit Questions via Twitter:

Twitter:	Send a tweet to @TMobileIR or @JohnLegere using $TMUS

Access via Webcast:
The earnings call will be broadcast live via our Investor Relations website at http://investor.t-mobile.com. A replay of the earnings call will be available for two weeks starting shortly after the call concludes and can be accessed by dialing 888-203-1112 (toll free) or +1 719-457-0820 (international). The passcode required to listen to the replay is 9958066.

To automatically receive T-Mobile financial news by e-mail, please visit the T-Mobile Investor Relations website, http://investor.t-mobile.com, and subscribe to E-mail Alerts.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could,” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: the failure to obtain, or delays in obtaining, required regulatory approvals for the merger (the “Merger”) with Sprint Corporation (“Sprint”), pursuant to the Business Combination Agreement with Sprint and other parties therein (the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”), and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transactions, or the failure to satisfy any of the other conditions to the Transactions on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the Business Combination Agreement; adverse effects on the market price of our common stock or on our or Sprint’s operating results because of a failure to complete the Merger in the anticipated timeframe or at all; inability to obtain the financing contemplated to be obtained in connection with the Transactions on the expected terms or timing or at all; the ability of us, Sprint and the combined company to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein; adverse changes in the ratings of our or Sprint’s debt securities or adverse conditions in the credit markets; negative effects of the announcement, pendency or consummation of the Transactions on the market price of our common stock and on our or Sprint’s operating results, including as a result of changes in key customer, supplier, employee or other business relationships; significant costs related to the Transactions, including financing costs, and unknown liabilities of Sprint or that may arise; failure to realize the expected benefits and synergies of the Transactions in the expected timeframes or at all; costs or difficulties related to the integration of Sprint’s network and operations into our network and operations; the risk of litigation or regulatory actions related to the Transactions; the inability of us, Sprint or the combined company to retain and hire key personnel; the risk that certain contractual restrictions contained in the Business Combination Agreement during the pendency of the Transactions could adversely affect our or Sprint’s ability to pursue business opportunities or strategic transactions; adverse economic, political or market conditions in the U.S. and international markets; competition, industry consolidation, and changes in the market for wireless services, which could negatively affect our ability to attract and retain customers; the effects of any future merger, investment, or acquisition involving us, as well as the effects of mergers, investments, or acquisitions in the technology, media and telecommunications industry; challenges in implementing our business strategies or funding our operations, including payment for additional spectrum or network upgrades; the possibility that we may be unable to renew our spectrum licenses on attractive terms or acquire new spectrum licenses at reasonable costs and terms; difficulties in managing growth in wireless data services, including network quality; material changes in available technology and the effects of such changes, including product substitutions and deployment costs and performance; the timing, scope and financial impact of our deployment of advanced network and business technologies; the impact on our networks and business from major technology equipment failures; breaches of our and/or our third-party vendors’ networks, information technology and data security, resulting in unauthorized access to customer confidential information; natural disasters, terrorist attacks or similar incidents; unfavorable outcomes of existing or future litigation; any changes in the regulatory environments in which we operate, including any increase in restrictions on the ability to operate our networks and changes in data privacy laws; any disruption or failure of our third parties’ or key suppliers’ provisioning of products or services; material adverse changes in labor matters, including labor campaigns, negotiations or additional organizing activity, and any resulting financial, operational and/or reputational impact; changes in accounting assumptions that regulatory agencies, including the Securities and Exchange Commission (“SEC”), may require, which could result in an impact on earnings; changes in tax laws, regulations and existing standards and the resolution of disputes with any taxing jurisdictions; the possibility that the reset process under our trademark license results in changes to the royalty rates for our trademarks; the possibility that we may be unable to adequately protect our intellectual property rights or be accused of infringing the intellectual property rights of others; our business, investor confidence in our financial results and stock price may be adversely affected if our internal controls are not effective; the occurrence of high fraud rates related to device financing, credit card, dealers, or subscriptions; and interests of a majority stockholder may differ from the interests of other stockholders. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

Important Additional Information
In connection with the Transactions, T-Mobile US, Inc. (“T-Mobile”) has filed a registration statement on Form S-4 (File No. 333-226435), which contains a joint consent solicitation statement of T-Mobile and Sprint Corporation (“Sprint”), that also constitutes a prospectus of T-Mobile (the “joint consent solicitation statement/prospectus”), and each party will file other documents regarding the Transactions with the SEC. The registration statement on Form S-4 was declared effective by the SEC on October 29, 2018, and T-Mobile and Sprint commenced mailing the joint consent solicitation statement/prospectus to their respective stockholders on October 29, 2018. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain these documents free of charge from the SEC’s website or from T-Mobile or Sprint. The documents filed by T-Mobile may be obtained free of charge at T-Mobile’s website, at www.t-mobile.com, or at the SEC’s website, at www.sec.gov, or from T-Mobile by requesting them by mail at T-Mobile US, Inc., Investor Relations, 1 Park Avenue, 14th Floor, New York, NY 10016, or by telephone at 212-358-3210. The documents filed by Sprint may be obtained free of charge at Sprint’s website, at www.sprint.com, or at the SEC’s website, at www.sec.gov, or from Sprint by requesting them by mail at Sprint Corporation, Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B679, Overland Park, Kansas 66251, or by telephone at 913-794-1091.

Participants in the Solicitation
T-Mobile and Sprint and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of consents in respect of the Transactions. Information about T-Mobile’s directors and executive officers is available in T-Mobile’s proxy statement dated April 26, 2018, for its 2018 Annual Meeting of Stockholders. Information about Sprint’s directors and executive officers is available in Sprint’s proxy statement dated June 26, 2018, for its 2018 Annual Meeting of Stockholders, and in Sprint’s subsequent Current Report on Form 8-K filed with the SEC on July 2, 2018. Other information regarding the participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint consent solicitation statement/prospectus. Investors should read the

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

joint consent solicitation statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from T-Mobile or Sprint as indicated above.

No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Press Contact:	Investor Relations Contact:
Media Relations	Nils Paellmann
T-Mobile US, Inc.	T-Mobile US, Inc.
mediarelations@t-mobile.com	investor.relations@t-mobile.com
http://newsroom.t-mobile.com	http://investor.t-mobile.com

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Press Release includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Adjusted EBITDA should not be used to predict Net income as the difference between the two measures is variable.

Adjusted EBITDA is reconciled to Net income as follows:

	Quarter
(in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Net income	$671	$782	$795	$640	$908
Adjustments:
Interest expense	251	196	194	194	179
Interest expense to affiliates	166	128	124	104	109
Interest income	(6)	(6)	(5)	(2)	(8)
Other (income) expense, net	(10)	64	(3)	3	(7)
Income tax expense (benefit)	210	286	335	198	295
Operating income	1,282	1,450	1,440	1,137	1,476
Depreciation and amortization	1,575	1,634	1,637	1,640	1,600
Stock-based compensation (1)	96	106	102	85	93
Merger-related costs	—	41	53	102	113
Other, net (2)	3	2	7	6	2
Adjusted EBITDA	$2,956	$3,233	$3,239	$2,970	$3,284

(1)
Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the consolidated financial statements. Additionally, certain stock-based compensation expenses associated with the Transactions have been included in Merger-related costs.

(2)
Other, net may not agree to the Condensed Consolidated Statements of Comprehensive Income primarily due to certain non-routine operating activities, such as other special items that would not be expected to reoccur or are not reflective of T-Mobile’s ongoing operating performance, and are therefore excluded in Adjusted EBITDA.

Adjusted EBITDA - Earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, non-cash Stock-based compensation and certain expenses not reflective of T-Mobile’s ongoing operating performance, such as merger-related costs. Adjusted EBITDA is a non-GAAP financial measure utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance, and as a benchmark to evaluate T-Mobile’s operating performance in comparison to its competitors. Management believes analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate overall operating performance and facilitate comparisons with other wireless communications companies because it is indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation, network decommissioning costs and costs related to the Transactions, as they are not indicative of T-Mobile’s ongoing operating performance, as well as certain other nonrecurring income and expenses. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for income from operations, Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding Tower obligations)(1) to last twelve months net income and Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratio)	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019
Short-term debt	$3,320	$1,004	$783	$841	$250
Short-term debt to affiliates	445	320	—	—	598
Short-term financing lease liabilities					911
Long-term debt	12,127	12,065	11,993	12,124	10,952
Long-term debt to affiliates	14,586	14,581	14,581	14,582	13,985
Financing lease liabilities					1,224
Less: Cash and cash equivalents	(2,527)	(215)	(329)	(1,203)	(1,439)
Net debt (excluding Tower Obligations)	$27,951	$27,755	$27,028	$26,344	$26,481
Divided by: Last twelve months Net income	$4,509	$4,710	$4,955	$2,888	$3,125
Net Debt (excluding Tower Obligations) to last twelve months Net income	6.2	5.9	5.5	9.1	8.5
Divided by: Last twelve months Adjusted EBITDA	$11,501	$11,722	$12,139	$12,398	$12,726
Net Debt (excluding Tower Obligations) to last twelve months Adjusted EBITDA Ratio	2.4	2.4	2.2	2.1	2.1
Net debt is defined as Short-term debt, Short-term debt to affiliates, Short-term financing lease liabilities, Long-term debt (excluding tower obligations), Long-term debt to affiliates, and Financing lease liabilities less Cash and cash equivalents.

(1)
In Q1 2019, the adoption of the new lease accounting standard resulted in a reclassification of capital lease liabilities previously included in Short-term debt and Long-term debt to Short-term financing lease liabilities and Financing lease liabilities in our Condensed Consolidated Balance Sheet. In Q1 2019, we redefined Net debt (excluding Tower obligations) to reflect the above changes in classification and present Net debt (excluding Tower obligations) on a consistent basis for investor transparency. The effects of this change are applied prospectively, consistent with the adoption of the standard. See Note 1 – Summary of Significant Accounting Policies in the Q1 2019 10-Q for additional details.

Free Cash Flow is calculated as follows:

	Quarter
(in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Net cash provided by operating activities	$770	$1,261	$914	$954	$1,392
Cash purchases of property and equipment	(1,366)	(1,629)	(1,362)	(1,184)	(1,931)
Proceeds related to beneficial interests in securitization transactions	1,295	1,323	1,338	1,450	1,157
Cash payments for debt prepayment or debt extinguishment costs	(31)	(181)	—	—	—
Free Cash Flow	$668	$774	$890	$1,220	$618
Net cash (used in) provided by investing activities	$(462)	$(306)	$(42)	$231	$(966)
Net cash provided by (used in) financing activities	$1,000	$(3,267)	$(758)	$(311)	$(190)
Free Cash Flow - Net cash provided by operating activities less Cash purchases of property and equipment, including Proceeds related to beneficial interests in securitization transactions and less Cash payments for debt prepayment of debt extinguishment costs. Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts to evaluate cash available to pay debt and provide further investment in the business.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Free Cash Flow three-year CAGR(1) is calculated as follows:

	FY	FY
(in millions, except CAGR Range)	2016	2019 Guidance Range		CAGR Range
Net cash provided by operating activities	$2,779	$6,400	$6,850	32%	35%
Cash purchases of property and equipment	(4,702)	(5,800)	(6,100)	7%	9%
Proceeds related to beneficial interests in securitization transactions	3,356	3,900	3,900
Cash payments for debt prepayment or debt extinguishment costs	—	—	(50)
Free Cash Flow	$1,433	$4,500	$4,600	46%	48%
(1)    The Net cash provided by operating activities and Free Cash Flow three-year CAGR figures exclude payments for merger-related costs.

The following tables illustrate the calculation of our operating measure ARPU and reconciles this measure to the related service revenues:

(in millions, except average number of customers and ARPU)	Quarter
	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Calculation of Branded Postpaid Phone ARPU
Branded postpaid service revenues	$5,070	$5,164	$5,244	$5,384	$5,493
Less: Branded postpaid other revenues	(259)	(272)	(289)	(297)	(310)
Branded postpaid phone service revenues	$4,811	$4,892	$4,955	$5,087	$5,183
Divided by: Average number of branded postpaid phone customers (in thousands) and number of months in period	34,371	35,051	35,779	36,631	37,504
Branded postpaid phone ARPU	$46.66	$46.52	$46.17	$46.29	$46.07
Calculation of Branded Prepaid ARPU
Branded prepaid service revenues	$2,402	$2,402	$2,395	$2,399	$2,386
Divided by: Average number of branded prepaid customers (in thousands) and number of months in period	20,583	20,806	20,820	20,833	21,122
Branded prepaid ARPU	$38.90	$38.48	$38.34	$38.39	$37.65
Average Revenue Per User (ARPU) - Average monthly Service revenues earned from customers. Service revenues for the specified period divided by the average customers during the period, further divided by the number of months in the period.
Branded postpaid phone ARPU excludes branded postpaid other customers and related revenues.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com